EXHIBIT (h)(4)

                     TRANSFER AGENCY AND SERVICE AGREEMENT


     AGREEMENT made as of February 15, 2001, by and between EATON VANCE VARIABLE TRUST, a business trust organized under the laws of the Commonwealth of
Massachusetts   (the   "Trust")   acting  on  behalf  of  each  of  its   series
(collectively, the "Funds" or individually, a "Fund"), and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Bank").

     WHEREAS, the Trust is registered as an investment Trust under the Investment Trust Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Trust desires to retain the Bank to render certain services to the Trust and the Bank is willing to render such services.

     NOW, THEREFORE, in consideration of the mutual covenants herein set forth, it is agreed between the parties hereto as follows:

     1. APPOINTMENT. The Trust hereby appoints the Bank to act as the Trust's transfer agent and to provide other services on the terms set forth in this Agreement. The Bank accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

     2. DELIVERY OF DOCUMENTS. The Trust has furnished the Bank with copies properly certified or authenticated of each of the following:

          (a) Resolutions of the Trust's Board of Trustees authorizing the appointment of the Bank to provide certain services to the Trust and approving this Agreement;

          (b) The Trust's organizational documents filed with the commonwealth of Massachusetts on August 14, 2000 and all amendments thereto (the "Declaration");

          (c) The Trust's by-laws and all amendments thereto (the "By-Laws");

          (d) The Trust's agreements with all service providers which include any investment advisory agreements, sub-investment advisory agreements, and custody agreements (collectively, the "Agreements");

          (e) Such other certificates, documents or opinions as may mutually be deemed necessary or appropriate for the Bank in the proper performance of its duties hereunder.

     3. DUTIES OF BANK. Subject to the supervision and direction of the Board of Trustees of the Trust, the Bank will assist in conducting various aspects of the Trust's operations and undertakes to perform the services and duties assigned to it in Appendix B hereto. The Bank may, from time to time, perform additional duties and functions which shall be set forth in an amendment to such Appendix B executed by both parties.

     In performing all services under this Agreement, the Bank shall act in conformity with the Trust's Declaration and By-Laws and the 1940 Act, as the same may be amended from time to time. Notwithstanding any item discussed herein, the Bank has no discretion over the Trust's assets or choice of investments and cannot be held liable for any problem relating to such investments.

     4. DUTIES OF THE TRUST.

          (a) In order to assist the Bank in performing its duties hereunder, the Trust undertakes to perform the duties assigned to it in Appendix B hereto.

          (b) The Trust agrees to make its legal counsel available to the Bank for instruction with respect to any matter of law arising in connection with the Bank's duties hereunder, and the Trust further agrees that the Bank shall be entitled to rely on such instruction without further investigation on the part of the Bank.

     5. FEES AND EXPENSES.

          (a) For the services to be rendered and the facilities to be furnished by the Bank, as provided for in this Agreement, the Trust will compensate the Bank as agreed to in writing by the parties. Such fees do not include out-of-pocket disbursements (as agreed between the parties or other expenses with the prior approval of the Trust's management) of the Bank for which the Bank shall be entitled to bill the Trust separately and for which the Trust shall reimburse the Bank.

          (b) The Bank shall not be required to pay any expenses incurred by the Trust.

     6. LIMITATION OF THE BANK'S LIABILITY

          (a) The Bank, its directors, officers, employees and agents shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of its obligations and duties under this Agreement, except a loss resulting from willful misfeasance, bad faith or negligence in the performance of such obligations and duties, or by reason of its reckless disregard thereof. The Trust will indemnify the Bank, its directors, officers, employees and agents against and hold it and them harmless from any and all losses, claims, damages, liabilities or expenses (including legal fees and expenses) resulting from any claim, demand, action or suit (I) arising out of the actions or omissions of the Trust or any of the Trust's service providers (other than the Bank); (ii) arising out of the offer or sale of any securities of the Trust in violation of (x) any requirement under the federal securities laws or regulations, (y) any requirement under the securities laws or regulations of any state, or (z) any stop order or other determination or ruling by any federal or state agency with respect to the offer or sale of such securities; or (iii) not resulting from the willful misfeasance, bad faith or negligence of the Bank in the performance of such obligations and duties or by reason of its reckless disregard thereof.

          (b) The Bank may apply to the Trust at any time for instructions and may consult counsel for the Trust, or its own counsel, and with accountants and other experts with respect to any matter arising in connection with its duties hereunder, and the Bank shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction, or with the opinion of such counsel, accountants, or other experts. The Bank shall not be liable for any act or omission taken or not taken in reliance upon any document, certificate or instrument which it reasonably believes to be genuine and o be signed or presented by the proper person or persons. The Bank shall not be held to have notice of any change of authority of any officers, employees, or agents of the Trust until receipt of written notice thereof has been received by the Bank from the Trust.

          (c) In the event the Bank is unable to perform, or is delayed in performing, its obligations under the terms of the Agreement because of acts of God, strikes, legal constraint, government actions, war, emergency conditions, interruption of electrical power or other utilities, equipment or transmission failure or damage reasonably beyond its control or other causes reasonably beyond its control, the Bank shall not be liable to the Trust for any damages resulting from such failure to perform, delay in performance, or otherwise from such causes.

          (d) Notwithstanding anything to the contrary in this Agreement, in no event shall the Bank be liable for special, incidental or consequential damages, even if advised of the possibility of such damages.

     7. TERMINATION OF AGREEMENT.

          (a) The term of this Agreement shall extend from the date hereof until august 31, 2005 (the "initial Term"), unless earlier terminated as provided herein. After the expiration of the Initial Term, the term of this Agreement shall automatically renew for successive three-year terms (each a "Renewal Term") unless notice of non-renewal is delivered by the non-renewing party to the other party no later than ninety days prior to the expiration of the Initial Term or any Renewal Term, as the case may be.

          Either party hereto may terminate this Agreement prior to the expiration of the Initial Term or any Renewal Term in the event the other party violates any material provision of this Agreement, provided that the violating party does not cure such violation within ninety days of receipt of written notice from the non-violating party of such violation.

          (b) At any time after the termination of this Agreement, the Trust may, upon written request, have reasonable access to the reco5ds of the Bank relating to its performance of its duties as Administrator.

     8. MISCELLANEOUS.

          (a) any notice or other instrument authorized or required by this Agreement to be given in writing to the Trust or the Bank shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

          To the Trust:

                         Eaton Vance Variable Trust
                         The Eaton Vance Building
                         255 State Street
                         Boston, MA 02109
                         Attention: James O'Connor, Treasurer
                         With a copy to: Alan R. Dynner, Esq.



          To the Bank:

                         Investors Bank & Trust Company
                         200 Clarendon Street, P.O. Box 9130
                         Boston, MA 02117-9130
                         Attention: Christopher D. Smith, Director,
                                    Client Management
                         With a copy to: John E. Henry, General Counsel

          (b) This agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable without the written consent of the other party.

          (c) This Agreement shall be construed in accordance e with the laws of the Commonwealth of Massachusetts, without regard to its conflict of laws provisions.

          (d) This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

          (e) The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect heir construction or effect.

     9. CONFIDENTIALITY. All books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required in the performance of duties hereunder or as other wise required by law.

     10. USE OF NAME. The trust shall not use the name of the Bank or any of its affiliates in any prospectus, sales literature or other material relating to the Trust in a manner not approved by the Bank prior thereto in writing; provided however, that the approval of the Bank shall not be required for any use of its name which merely refers in accurate and factual terms to its appointment hereunder or which is required by the Securities and Exchange Commission or any state securities authority or any other appropriate regulatory, governmental or judicial authority; provided further, that in no event shall such approval be unreasonably withheld or delayed.

     11. LIMITATION OF TRUST'S AND EACH FUND'S LIABILITY. The Bank expressly acknowledges the provision in the Declaration of Trust of the Trust limiting the personal liability of the trustees, officers, employees and shareholders of the Trust, and hereby agrees that they shall have recourse only to the Trust for payment of claims or obligations as between the Trust and the Bank arising out of this Agreement and shall not see satisfaction from any trustee, officer, employee or shareholders of the Trust. The Bank acknowledges and agrees that it shall look to each Fund individually with regard to payment for services rendered and that no Fund shall be responsible or liable for the liabilities, debts or other obligations of any other Fund as set forth under this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date first written above.

                                      EATON VANCE VARIABLE TRUST ON BEHALF
                                      OF EACH OF ITS SERIES LISTED ON APPENDIX A


                                      By: /s/ James L. O'Connor
                                          ---------------------------------
                                      Name:  James L. O'Connor
                                      Title: Treasurer

                                      INVESTORS BANK & TRUST COMPANY


                                      By: /s/ Andrew M. Nesvet
                                          ---------------------------------
                                      Name:  Andrew M. Nesvet
                                      Title: Senior Director

                                   Appendices
                                   ----------

     Appendix A......................................................Funds

     Appendix B......... ............................................Services

                                   APPENDIX A

                                      Funds
                                      -----

                    Eaton Vance VT Floating-Rate Income Fund
                      Eaton Vance VT Income Fund of Boston
                       Eaton Vance VT Information Age Fund
                    Eaton Vance VT Worldwide Health Sciences

                                   APPENDIX B

                                    Services
                                    --------

     In absence of contrary Proper Instructions, the Bank will perform the following duties in accordance with the ten current Declaration of Trust in the Bank's possession:

     1. MAINTAINING INVESTOR RECORDS. Open, maintain and close accounts of holders ("Holders") of shares of beneficial interest of the Funds (the "Shares"), all in accordance with information received by the Bank from Authorized Persons and maintain continuous proof of all Share interests.

     2. PROCESSING OF INVESTMENTS. Upon receipt of Proper Instructions received within prescribed deadlines, with respect to contributions to the trust, credit the account of the Holder indicated in such Proper Instructions with the Share interest and reconcile daily with Fund accounting. Mail monthly statements to Plan Sponsors.

     3. TELEPHONE SERVICING. The Bank will respond to limited general telephone inquiries regarding the Share.

     4. PROCESSING REDEMPTIONS. Upon receipt of Proper Instructions received within prescribed deadlines, indicating that a proper withdrawal request had been received, verify with the Custodian that there are sufficient amounts in the account to cover the withdrawal at the appropriate net asset value as instructed by the Manager, with payment to be made in accordance with the instructions of the Holder as provided to the Bank by an Authorized Person, upon instruction from Plan Sponsor representing the Share interest redeemed.

     5. PROCESSING DISTRIBUTIONS. The Bank shall work in conjunction with the Trust and its tax advisor to verify the amounts due to be distributed to the Holders of the Trust in accordance with the Declaration of Trust. Upon receipt of Proper Instructions indicating (i) that a distribution is due to be paid to the Holders and (ii) the amount to be paid to each such Holder, the Bank shall make such payment in accordance with such Proper instructions and the provisions of the Declaration of Trust.

     6. NO OBLIGATION ON PART OF BANK. The Bank shall have no duties or obligations hereunder (I to determine whether any subscription or other agreements or documents prepared by Holders are complete or accurate; (ii) to determine whether any investor has satisfied any requirement for investment in the Trust, either under federal law or the laws of any state or under the Declaration of Trust or offering materials; (iii) to monitor any purchase with respect to the securities laws of any state, or any federal securities laws or to make any filing under the same in connection therewith, including, without limitation, Regulation D of the Securities Act of 1933, as amended and the securities laws of any state; or (iv) to determine whether the Holders are "qualified purchases" for the purpose of Section 3(C)(7) of the Investment Trust Act of 1940.

The Trust will be responsible for the performance of the following duties:

Provide the Bank with the appropriate documentation to establish accounts and effect transactions, i.e. authorized, signer's list, competed application, etc.